Exhibit 10.3

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (this “Agreement”) is made as of this 4th day of December, 2009 by and between Phoenix Footwear Group, Inc., a Delaware corporation, Belt Company fka Chambers Belt Company, a Delaware corporation, Penobscot Shoe Company, a Maine corporation, H.S. Trask & Company, a Montana corporation, and Phoenix Delaware Acquisition, Inc., a Delaware corporation (individually and collectively, the “Pledgor”) and First Community Financial, a division of Pacific Western Bank (the “Secured Party”).

RECITALS

A. Secured Party has agreed to lend to Pledgor certain funds (the “Loan”), and Pledgor desires to borrow such funds from Secured Party and will be secured in part pursuant to the terms of an Accounts Receivable and Inventory Security Agreement and Multiple Advance Promissory Note dated as of even date herewith (either, as amended, the “Loan Agreement”).

B. In order to induce Secured Party to make the Loan, Pledgor has agreed to grant a security interest in certain intangible property to Secured Party for purposes of securing the obligations of Pledgor to Secured Party.

AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

1. Patent Mortgage and Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Pledgor’s present or future indebtedness, obligation and liabilities to Secured Party, Pledgor hereby transfers, conveys and grants a mortgage to Secured Party, as security, Pledgor’s entire right, title and interest in, to and under the following (all of which shall collectively be called the “Collateral”):

a. Any and all copyright rights, copyright application, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);

b. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, or acquired or held;

c. Any and all design rights which may be available to Pledgor now or hereafter existing, created, acquired or held;

d. All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

e. Any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Pledgor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”).

f. Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

g. All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use; and

h. All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

For avoidance of doubt, this Agreement presently grants only the security interest herein described and, until the occurrence and continuance of an Event of Default, this Agreement is not intended to and does not affect any transfer of title of any trademark registration or application, and this Agreement under any circumstances makes no assignment and grants no right to assign or perform any other action with respect to any intent to use trademark application, unless such action is permitted under 15 U.S.C. § 1060.

2. Authorization and Request. Pledgor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this Agreement.

3. Covenants and Warranties. Pledgor represents, warrants, covenants and agrees as follows:

a. Pledgor is now the sole owner of the Collateral, except for non-exclusive licenses granted by Pledgor to its customers in the ordinary course of business and except for liens, encumbrances or security interests described in Exhibit D attached hereto;

b. Performance of this Agreement does not conflict with or result in a breach of any agreement to which Pledgor is party or by which Pledgor is bound;

c. During the term of this Agreement, Pledgor will not transfer or otherwise encumber any interest in the Collateral, except for non-exclusive licenses granted by Pledgor, copies of which Pledgor will provide from time to time to Secured Party at the request of Secured Party;

d. Each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party;

e. Pledgor shall promptly advise Secured Party of any material change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Pledgor in or to any Trademark, Patent or Copyright not specified in this Agreement;

f. Pledgor shall (i.) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii.) use its commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Secured Party in writing of material infringements detected and (iii.) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party, which shall not be unreasonably withheld;

g. Pledgor shall not register any maskworks, software, computer programs or other works of authorship subject to United States copyright protection with the United States Copyright Office without first complying with the following: (i) providing Secured Party with at least fifteen (15) days’ prior written notice thereof; (ii) providing Secured Party with a copy of the application for any such registration; and (iii) executing and filing such other instruments, and taking such further actions as Secured Party may reasonably request from time to time to perfect or continue the perfection of Secured Party’s interest in the Collateral, including without limitation the filing with the United States Copyright Office, simultaneously with the filing by Pledgor of the application for any such registration, of a copy of this Agreement or a Supplement hereto in form acceptable to Secured Party identifying the maskworks, software, computer programs or other works of authorship being registered and confirming the grant of a security interest therein in favor of Secured Party;

h. This Agreement creates, and in the case of after acquired Collateral, this Agreement will create at the time Pledgor first has rights in such after acquired Collateral, in favor of Secured Party a valid and perfected first priority security interest in the Collateral in the United States securing the payment and performance of the obligations evidenced by the Loan Agreement upon making the filings referred to in clause 3.i below;

i. Except for, and upon, the filing with the United States Patent and Trademark office with respect to the Patents and Trademarks necessary to perfect the security interests created hereunder, and, except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i.) for the grant by Pledgor of the security interest granted hereby or for the execution, delivery or performance of this Agreement or by Pledgor; or (ii.) for the perfection in the United States or the exercise by Secured Party of its rights and remedies hereunder;

j. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Pledgor with respect to the Collateral is accurate and complete in all material respects;

k. Pledgor shall not enter into any agreement that would materially impair or conflict with Pledgor’s obligations hereunder without Secured Party’s prior written consent. Pledgor shall not permit the inclusion in any contract to which it becomes a party of any provisions that could or might in any way impair or prevent the creation of a security interest in Pledgor’s rights and interests in any property included within the definition of the Collateral acquired under such contracts; and

l. Upon any officer of Pledgor obtaining knowledge thereof, Pledgor will promptly notify Secured Party in writing of any event that materially adversely affects the value of any of the Collateral, the ability of Pledgor or Secured Party to dispose of any of the Collateral or the rights and remedies of Secured Party in relation thereto, including the levy of any legal process against any of the Collateral.

4. Secured Party’s Rights. Secured Party shall have the right, but not the obligation, to take, at Pledgor’s sole expense, any actions that Pledgor is required under this Agreement to take but which Pledgor fails to take, after five (5) days’ telephonic or written notice to Pledgor. Pledgor shall reimburse and indemnify Secured Party for all costs and expenses incurred in the reasonable exercise of its rights under this section 4.

5. Inspection Rights. Pledgor hereby grants to Secured Party and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable notice to Pledgor, and any of Pledgor’s and its subcontractors’ plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold under any of the Collateral, and to inspect the products and quality control records relating thereto upon reasonable notice to Pledgor and as often as may be reasonably requested; provided, however, nothing herein shall entitle Secured Party to access to Pledgor’s trade secrets and other proprietary information.

6. Further Assurances; Attorney in Fact.

a. On a continuing basis, Pledgor will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including, appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Secured Party to carry out the intent and purposes of this Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in all Patents.

b. Pledgor hereby irrevocably appoints Secured Party as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party’s discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

i. To modify in its sole discretion this Agreement without first obtaining Pledgor’s approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C thereof, to include reference to any right title or interest in any copyright, patents, or trademarks acquired by Pledgor after the execution hereof or to delete any reference to any right, title, interest in any copyrights, patents, or trademarks in which Pledgor no longer has or claims any right, title or interest; and,

ii. To file, in its sole discretion, one or more UCC financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Pledgor where permitted by law.

7. Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Agreement:

a. An Event of Default occurs under the Loan Agreement or any other agreement between Pledgor and Secured Party; or

b. Pledgor breaches any warranty or agreement made by Pledgor in this Agreement.

8. Remedies. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right to exercise all the remedies of a secured party under the California Uniform Commercial Code, including without limitation the right to require Pledgor to assemble the Collateral and to make it available to Secured Party at a place designated by Secured Party. Pledgor will pay any expenses (including attorneys’ fees) incurred by Secured Party in connection with the exercise of any of Secured Party’s rights hereunder, including without limitation any expense incurred in disposing of the Collateral. All of Secured Party’s rights and remedies with respect to the Collateral shall be cumulative.

9. Indemnity. Pledgor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against: (a.) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and (b.) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and Pledgor, whether under this Agreement or otherwise (including, without limitation, attorneys’ fees and expenses), except for losses arising from or out of Secured Party’s gross negligence or willful misconduct.

10. Release. At such time as Pledgor shall completely satisfy all of the obligations secured hereunder, Secured Party shall execute and deliver to Pledgor all deeds, releases and other instruments as may be necessary or proper to revest in Pledgor full title to the property granted hereunder, subject to any disposition thereof which may have been made by Secured Party pursuant hereto.

11. Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

12. Attorneys’ Fees. If any action relating to this Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs, and disbursements.

13. Amendments. This Agreement may be amended only by a written instrument signed by both parties hereto.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

15. Law and Jurisdiction. This Agreement shall be governed by the laws of the States of Arizona or California, without regard for choice of law provisions. Pledgor and Secured Party consent to the non-exclusive jurisdiction of any state or federal court located in Maricopa County, Arizona or San Diego County, California.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Intellectual Property Security Agreement on the day and year first above written.

Address of Pledgor:

5840 El Camino Real, Suite 106

Carlsbad, California 92008

PLEDGOR:

Phoenix Footwear Group, Inc., a Delaware corporation		Belt Company fka Chambers Belt Company, a Delaware corporation

By:		By:
	James R. Riedman		James R. Riedman
Title:	Chairman	Title:	Chairman

Penobscot Shoe Company, a Maine corporation		H.S. Trask & Co., a Montana corporation

By:		By:
	James R. Riedman		James R. Riedman
Title:	Chairman	Title:	Chairman

Phoenix Delaware Acquisition, Inc., a Delaware corporation

By:
James R. Riedman
Title:	Chairman

Address of Secured Party:

4000 North Central Avenue, Suite 100
Phoenix, Arizona 85012

SECURED PARTY:

First Community Financial, a division of Pacific Western Bank

By:
Gregg A. Sharp
Title:	Executive Vice President

EXHIBIT “A”

COPYRIGHTS

All present and future registered and unregistered copyrights

EXHIBIT “B”

PATENTS

All present and future registered and unregistered patents, including but not limited to the following:

Patent	Registration Number or Serial Number	Date
Insole construction for footwear	US Pat #7,434,338	October 14, 2008

Insole construction for footwear	US Pat #7,171,764	February 6, 2007

Footwear construction	US Pat #6,976,319	December 20, 2005

Insole construction for footwear	US Pat #6,922,914	August 2, 2005

Footwear construction	US Pat #6,857,202	February 22, 2005

Insole construction for footwear	US Pat #6,675,501	January 13, 2004

Insole construction for footwear	Pub. App. #20070094894	May 3, 2007

Insole construction for footwear	Pub. App. #20050166424	August 4, 2005

Footwear construction	Pub. App. #20050044745	March 3, 2005

EXHIBIT “C”

TRADEMARKS

All present and future registered and unregistered trademarks, including but not limited to the following:

Trademark	Registration Number or Serial Number	Date
TROTTERS	Reg #2089400	August 19, 1997

Z COLLECTION	Serial #77315789	October 29, 2007

FORT BRIDGER	Reg #3643405	June 23, 2009

BRIDGER TRAIL	Reg #3643404	June 23, 2009

BORN IN BOZEMAN	Serial #77248640	August 7, 2007

BRIDGER	Serial #77360970	December 28, 2007

LIVINGSTON	Serial #77360946	December 28, 2007

Z COLLECTION BY TROTTERS	Serial #77176144	May 9, 2007

STROL	Serial #76561721	November 25, 2003

SOFT WALK	Reg #2899145	November 2, 2004

SOFT-WALK	Reg #2357854	June 13, 2000

SOFT-WALK SUSPENSION	Reg #1856323	September 27, 1994

COLTER CREEK BY H.S. TRASK & DESIGN	Serial #78581701	March 7, 2005

H.S. TRASK BORN IN BOZEMAN	Serial #77371703	January 15, 2008

H.S. TRASK BORN IN BOZEMAN	Serial #77371684	January 15, 2008

H.S. TRASK BORN IN BOZEMAN	Serial #77369114	January 11, 2008

H.S. TRASK	Reg #3643412	June 23, 2009

H.S. TRASK	Serial #77626142	December 4, 2008

H.S. TRASK	Serial #77625632	December 3, 2008

H.S. TRASK	Reg #3573740	February 10, 2009

H.S. TRASK	Reg #3573739	February 10, 2009

H.S. TRASK	Reg #3573738	February 10, 2009

H.S. TRASK BOZEMAN MONTANA	Reg #2496187	October 9, 2001

H.S. TRASK AMERICAN BISON AUTHENTIC FOOTWEAR BOZEMAN MONTANA	Reg #2124609	December 30, 1997

(2) DESIGN ONLY	Reg #1959751	March 5, 1996

TROTTERS	Reg #2671664	January 7, 2003

T	Reg #2722442	June 3, 2003

AMERICA’S ORIGINAL LEATHER, FOR THE PIONEER SPIRIT IN EACH OF US.	Reg #2081869	July 22, 1997

PRAIRIE MOC	Reg #2315525	February 8, 2000

TRASK	Reg #1946133	January 2, 1996

(2) DESIGN ONLY	Reg #3573747	February 10, 2009

(2) DESIGN ONLY	Serial #77371719	January 15, 2008

AMERICOMFORT	Reg #2453986	May 22, 2001

FOR LIFE’S MOST COMFORTABLE OCCASIONS.	Reg #1668030	December 10, 1991

TROTTERS	Reg #1644790	May 14, 1991

OLDMAINE TROTTERS THE NEW BREED	Reg #1463687	November 3, 1987

LINDA ADAMS	Reg #1463986	November 3, 1987

(2) DESIGN ONLY	Reg #1302735	October 30, 1984

EXHIBIT “C”

(continued)

DOWNIES	Reg #1243720	June 28, 1983

FILLIES	Serial #73311557	Filing Date: 0000

WALKING LADY	Reg #1137447	July 1, 1980

SULKIES	Reg #1134702	May 6, 1980

SULKYS BY OLDMAINE TROTTERS	Reg #1113207	February 13, 1979

SADDLE TRAMPS	Reg #0910973	April 6, 1971

UNIMOC	Reg #0759742	November 5, 1963

TRAMPEZE JRS.	Reg #0755128	August 20, 1963

LITTLE TROTTERS	Reg #0747340	March 26, 1963

TRAMPEZE	Reg #0734963	July 24, 1962

SPORTCASTERS	Reg #0689947	December 15, 1959

EXHIBIT “D”

PERMITTED LIENS

None